UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

46897 Bayside Parkway,
Fremont,California (Address of Principal Executive Offices)		94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors of Asyst Technologies, Inc. amended and restated Asyst’s bylaws, effective as of October 10, 2007, to include a new provision in Section 51. That provision allows shares of Asyst’s capital stock to be evidenced by registration in the holder’s name in uncertificated, book-entry form in accordance with a direct registration system approved by the Securities and Exchange Commission and by the principal securities exchange on which the stock of the corporation may from time to time be traded, or as may be otherwise authorized under the California Corporations Code. As required by the California Corporations Code, any system so implemented will not become effective as to issued and outstanding certificated securities until those certificates have been surrendered.
This amendment has been adopted in response to the NASDAQ listing standard that requires listed securities to be eligible by January 1, 2008, for a direct registration system operated by a clearing agency, such as the system offered by The Depositary Trust Corporation. The direct registration system allows shareholders to own and transact registered shares in electronic (book-entry) form rather than hold physical stock certificates.
The full text of Asyst’s bylaws, as amended and restated, is included as Exhibit 3.2 to this report, and the above description of Section 51 as amended is qualified by reference to the full text of the section included in Exhibit 3.2.
Although Asyst believes that its common shares will be eligible for direct registration based on this amendment and the ability of its current transfer agent to offer direct registration services, Asyst is not electing at this time to begin participation in a direct registration system for its shares. Unless and until Asyst takes steps to implement participation in a direct registration system, its shares will continue to be evidenced by physical certificates as in the past.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:
3.2	Amended and Restated Bylaws (as amended October 10, 2007)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: October 16, 2007	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.2	Amended and Restated Bylaws (as amended October 10, 2007)

4